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                                                                   EXHIBIT 10.2A

                          FIRST AMENDMENT TO CODE SHARE
                          AND REVENUE SHARING AGREEMENT

      THIS FIRST AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT ("Amendment") is made to be effective as of December 24, 2001 (the "Effective Date"), by and between AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), and CHAUTAUQUA AIRLINES, INC., a New York corporation ("CAI").

      RECITALS:

            A. AWA and CAI entered into that certain Code Share and Revenue Sharing Agreement, dated to be effective March 20, 2001 (the "Code Share Agreement"). All capitalized terms used herein, but not defined herein, have the meanings given to such terms in the Code Share Agreement.

            B. CAI and AWA desire to amend the Code Share Agreement to [*] to provide CAI with the opportunity to and to alter [*] in each case as provided herein, and to temporarily amend the expense reimbursement model.

      NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, AWA and CAI agree as set forth below.

      AGREEMENTS:

1.          AMENDMENTS. The Code Share Agreement is amended as follows:

      1.1 Section 1.2.1 of the Code Share Agreement is deleted in its entirety and replaced with the following:

            1.2.1 INITIAL ERJ FLEET. CAI shall provide the Flight Services using [*] (collectively, the "Fleet" and individually, each an "Aircraft").
      [*] Aircraft shall be placed into Flight Services by CAI during each of the following calendar months: [*] for a total of [*] Aircraft (collectively, the "Firm Aircraft"). In consideration for CAI altering the delivery schedule as originally set forth in this Agreement, [*] shall pay to [*] the sum of [*] on or before each of the following dates: [*] by wire transfer pursuant to wiring instructions provided to AWA by CAI. CAI shall provide AWA with at least 90 days' prior written notice of the calendar week in which each of the Firm Aircraft will be placed into Flight Services under this Agreement (each a "Scheduled Delivery Week"). If an Aircraft is not a

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      "new" Aircraft from the manufacturer, then the Aircraft shall not be older than [*] months from the new manufacturer delivery and the interior and exterior shall be decorated, painted and reconfigured to AWA specifications at [*] prior to the delivery date.

            CAI, by providing AWA with at least [*] (the "Diversion Notice"), shall have the right, in CAI's sole discretion, to cause all, but not less than all, of the Aircraft to be diverted to other non-AWA uses. If CAI issues a Diversion Notice to divert the Aircraft to other non-AWA uses, then: (i) from and after the date of the Diversion Notice, the Aircraft not yet placed into Flight Service pursuant to SECTION 1.2.1 shall not be put into Flight Services for AWA, shall not be considered part of the Fleet, shall not be considered an Aircraft under this Agreement and neither CAI nor AWA shall have any further right, liability, obligation or duty under this Agreement in regard to such diverted Aircraft; and (ii) any Aircraft in the Fleet as of the date of the Diversion Notice shall be removed from Flight Services over up to [*] commencing no earlier than the [*] after the date of the Diversion Notice. Upon the removal of the last Aircraft from Flight Services this Agreement shall automatically terminate and neither AWA nor CAI shall have any further right, liability or obligation under this Agreement, except for the payment of any sums accrued under this Agreement to the date of such termination, the indemnity obligations set forth in 9 and any other obligations that expressly survive the termination of this Agreement. If CAI does not divert the Aircraft as provided herein, then the Aircraft shall be subject to the terms and conditions of this Agreement on the applicable in service date.

            In the event that CAI obtains short-term lease expense relief on behalf of AWA for the Fleet, it being understood and agreed that [*], then [*] attached hereto, shall be [*].

      1.2 Section 1.2.3 of the Code Share Agreement is revised by adding the following new paragraph to the end of the Section:

            Notwithstanding anything in this Section 1.2.3 to the contrary, [*] (the [*]): (i) AWA shall provide CAI with written notice of its election to exercise the [*] on or before 5:00 p.m., Phoenix, Arizona time, on May 15, 2002 designating which of such Aircraft AWA [*] and (ii) [*] on or before 5:00 p.m., Phoenix, Arizona time, on July 31, 2002, by wire transfer pursuant to wiring instructions provided by CAI to AWA. [*] to be delivered in October 2002 and November 2002, then


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      AWA shall have [*]

      1.3 A new section 14.11 of the Code Share Agreement shall be added as follows:

            14.11 [*] then the Warrant Issuance Agreement, dated March 20, 2001, between CAI and AWA, as of the date of any notice exercising any such rights, [*]

      1.4 Exhibit A to the Code Share Agreement is amended to provide that for the period commencing on [*] Upon the expiration of the Reduction Period, Exhibit A shall be reinstated in its entirety as originally attached to the Code Share Agreement. In the event that the Code Share Agreement is terminated prior to the Expiration Date other than as a result of a breach of the Code Share Agreement by CAI, [*] shall pay to [*]on the effective date of such termination the difference between (a) [*] and (b) [*]

2. COUNTERPARTS. This Amendment may be executed in counterparts, all of which shall be deemed to be one and the same document. This Amendment may be executed by facsimile copies.

3. EFFECT. Except as set forth in this Amendment, the Code Share Agreement remains in full force and effect as originally executed.

      AWA:                                AMERICA WEST AIRLINES, INC.


                                          By: /s/ Andrew Nocella
                                             ---------------------------------
                                                Its: Vice President, Planning
                                                    --------------------------


      CAI:                                CHAUTAUQUA AIRLINES, INC.


                                          By: /s/ Bryan Bedford
                                             ---------------------------------
                                                Its: President
                                                    --------------------------



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